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                                                                    EXHIBIT 23.4

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the use in this Registration Statement of 3Com Corporation on Form S-4 of our report dated January 22, 1996 on the financial statements of OnStream Networks, Inc. as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 appearing in the Prospectus/ Consent Solicitation Statement which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus/Consent Solicitation Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 10, 1996